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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of August 31, 1996, among McCarthy, Crisanti & Maffei, Inc., a New York corporation ("Employer"), MCM Group, Inc., a Delaware corporation ("Holding"), and David D. Nixon (the "Employee").

                              W I T N E S S E T H :

         WHEREAS, on August 31, 1996, 100% of the outstanding shares of common stock of Holding was distributed to the stockholders of record of VK/AC Holding, Inc. on the record date for such distribution (such distribution, the "Spin-off");

         WHEREAS, in order to secure the continued services of the Employee following the Spin-off, Employer desires to enter into an agreement embodying the terms of such employment (the "Agreement"); and

         WHEREAS, the Employee desires to accept such continued employment and enter into such Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, Employer and the Employee hereby agree as follows:

         1. Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, Employer hereby employs the Employee and the Employee hereby accepts employment by Employer.

         2. Term; Position and Responsibilities.

         (a) Term of Employment. Unless the Employee's employment shall sooner terminate pursuant to Section 7, Employer shall employ the Employee for an initial term commencing on the date hereof and ending on the third anniversary thereof. Employment shall thereafter be deemed to be automatically extended, upon the same terms and conditions, for successive periods of two years each, unless either party, at least one year prior to the expiration of the initial term or any extended term, shall give written notice to the other of its intention not to renew such employment. The period during which Employee is employed pursuant to this Agreement, including any extension thereof in accordance with the preceding sentence, shall be referred to as the "Employment Period".
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         (b) Position and Responsibilities. During the term of the Employee's employment hereunder, the Employee will serve as President and Chief Executive Officer of Holding and Employer and the Employee will devote all of his skill, knowledge and working time (except for (i) reasonable vacation time and absence for sickness or similar disability and (ii) to the extent that it does not interfere with the performance of the Employee's duties hereunder, (A) such reasonable time as may be devoted to service on boards of directors or the fulfillment of civic responsibilities, (B) reasonable time as may be necessary from time-to-time for personal financial matters and (C) reasonable time as may be devoted to the teaching of university courses and similar activities to enhance Employee's professional reputation to the conscientious performance of such duties. The Employee represents that he is entering into this Agreement voluntarily and that his employment hereunder and compliance by him with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which he is a party or by which he may be bound.

         3. Base Salary. As compensation for the services to be performed by the Employee hereunder, Employer will pay the Employee an annual base salary of $234,000 during the Employment Period and, in the event that employment hereunder is terminated by death, for six months thereafter. Employer will review the Employee's base salary from time to time during the Employment Period, but not less than on an annual basis, and, in the discretion of the Board of Directors of Employer ("Employer's Board"), may increase such base salary from time to time based upon the performance of the Employee, the financial condition of Employer, prevailing industry salary scales and such other factors as Employer's Board shall consider relevant. (The annual base salary payable to the Employee under this Section 3, as the same may be increased from time to time, shall hereinafter be referred to as the "Base Salary".) The Base Salary payable under this Section 3 shall be reduced to the extent that the Employee elects to defer such Base Salary under the terms of any deferred compensation or savings plan maintained or established by Employer. Employer shall pay the Employee the Base Salary in semi-monthly installments, or in such other installments as may be mutually agreed upon by Employer and the Employee.


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         4. Incentive Compensation Arrangements.

         (a) Incentive Compensation. During the Employment Period, the Employee shall participate in Employer's incentive compensation programs for its executive officers existing from time to time, including an annual performance bonus program pursuant to which the Employee shall be entitled to receive an annual incentive award if Employer achieves the annual operating targets and Employee achieves the performance goals established by Employers' Board from time to time, such performance bonus (i) to equal 100% of the Employee's Base Salary for a fiscal year of Employer if Employer and the Employee achieve 100% of the performance objectives established for such fiscal year and (ii) to be increased or reduced if Employer and the Employee exceed or fail to achieve 100% of such performance objectives for such fiscal year, respectively, on a proportionate basis, in accordance with the Performances Ranges and corresponding Bonus Award levels set forth in the letter, dated May 15, 1995, from Dennis J. McDonnell, President of Van Kampen American Capital Investment Advisory Corp., to the Employee, provided that, if Employer fails to achieve at least 80% of the performance objectives established by the Board for such fiscal year, any incentive award paid to the Employee hereunder for such fiscal year shall be paid in the sole discretion of the Board.

         (b) Opportunity to Purchase Shares. The Employee shall be given the opportunity to purchase up to 3,000 shares (the "Shares") of the Class C Common Stock of Holding, par value $.01 per share (the "Common Stock"), at a purchase price of $100 per share, but in no event shall Holding be required to offer to sell or to sell any Shares to the Employee at any time at which making such an offer or selling any such Shares would violate any applicable securities law. The terms and conditions of the Employee's purchase of any Shares, including the right of first refusal of Holding with respect to such Shares, the right of Holding to purchase such Shares from the Employee under certain circumstances and the right of the Employee to require Holding to purchase such Shares under certain circumstances, shall be set forth in a separate Management Stock Subscription Agreement, substantially in the form attached hereto as Exhibit A, to be entered into by Holding and the Employee.

         (c) Options. Upon the purchase of the Shares pursuant to Section 4(b), the Employee shall be granted non-qualified stock options to purchase additional shares of the


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Common Stock, each such option to be granted pursuant to the terms of the MCM
Group, Inc. Stock Option Plan (the "Stock Option Plan") and to have a ten year term, as follows: (i) Employee shall be granted options to purchase up to an aggregate of 7,260 shares of Common Stock (or, if less, a number of shares of Common Stock equal to the product of (x) the number of Shares purchased by the Employee pursuant to Section 4(b), multiplied by (y) 2.42) (the Options"), (ii) one-half of the Options shall be granted at an exercise price per share equal to $100 (the "Initial Value Options") and the remaining one-half of such Options shall be granted at an exercise price of $143.60 (the "Premium Options"), (iii) one-half of the Initial Value Options and one-half of the Premium Options shall generally become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant and (iv) the remaining one-half of the Initial Value Options and the remaining one-half of the Premium Options shall generally become exercisable (A) as of the third anniversary of the date of grant, if and only if Holding and its subsidiaries shall have achieved the maximum EBITDA target provided for under the terms of the Option Agreement (as defined below), provided that if Holding and its subsidiaries shall have achieved EBITDA as of such anniversary date greater than the minimum EBITDA target specified in the Option Agreement but less than the maximum EBITDA target so specified, a proportionate share of the Performance Options shall become exercisable as of such date, or (B) nine years following the date of grant, subject, in each such case under the following clauses (iii) and (iv), to the Employee's continuous employment through the applicable vesting date. The terms and conditions of the Options (including those described herein) shall be set forth in the Stock Option Plan and a separate Management Stock Option Agreement, substantially in the form attached hereto as Exhibit B, to be entered into by the Employee and Holding (the "Option Agreement").

         5. Employee Benefits. During the term of the Employee's employment hereunder, employee benefits, including life, medical, dental and disability insurance, will be provided to the Employee in accordance with programs of Employer then available to executive employees. The Employee shall also be entitled to participate in all of Employer's profit sharing, pension, retirement, deferred compensation and savings plans, as the same may be amended and in effect from time to time, at levels and having interests commensurate with the Employee's then current period of service, compensation and position. The benefits


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to be provided pursuant to this Section 5 shall be at least generally comparable in the aggregate to those prevailing from time to time in Employer's industry.

         6. Perquisites and Expenses.

         (a) General. During the term of the Employee's employment hereunder, the Employee shall be entitled to participate in any special benefit or perquisite program generally available from time to time to executive officers of Employer on the terms and conditions then prevailing under such program.

         (b) Business Travel, Lodging, etc. Employer shall reimburse the Employee for reasonable travel, lodging and meal expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, satisfactory to Employer, of the incurrence and purpose of each such expense.

         (c) Vacation and Sick Days. The Employee shall be entitled to four weeks of paid vacation per year, or such other longer period as Employer's Board may determine to be appropriate, without, except as permitted in the discretion of the chairman of Employer's Board, carry-over accumulation. The Employee shall be entitled to continue to accumulate paid sick days in accordance with the current policies of the Employer.

         7. Termination of Employment.

         (a) Termination Due to Death or Disability. In the event that the Employee's employment hereunder terminates due to death or is terminated by Employer due to the Employee's Disability (as defined below), no termination benefits shall be payable to or in respect of the Employee except as provided in
Section 7(f)(ii). For purposes of this Agreement, "Disability" shall mean a physical or mental disability that prevents the performance by the Employee of substantially all of his duties hereunder lasting for a continuous period of six months or longer. The reasoned and good faith judgment of Employer's Board as to the Employee's Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Employee or by any physician or group of physicians or other competent medical experts employed by the Employee or Employer to advise Employer's Board.


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         (b) Termination by Employer for Cause. The Employee's employment may be terminated for "Cause" by Employer. "Cause" shall mean (i) the willful failure of the Employee substantially to perform his duties hereunder (other than any such failure due to Disability) for a period of three business days after a written demand for substantial performance is delivered to the Employee by Employer's Board, which written notice identifies the manner in which Employer's Board believes that the Employee has not substantially performed his duties,
(ii) in the reasonable judgment of the Board, the Employee's engaging in willful and serious misconduct that is injurious to Employer or any of its affiliates,
(iii) the Employee's conviction of, or entering a plea of nolo contendere to, a crime that constitutes a felony, (iv) the violation by the Employee of any federal or state securities law, other than an immaterial violation of a procedural law, or (v) the willful and material breach by the Employee of any of his material obligations hereunder, or the breach by the Employee of any written covenant or agreement with Employer or any of its affiliates not to disclose any information pertaining to Employer or any of its affiliates, not to compete or interfere with Employer or any of its affiliates or with respect to any take-along or similar covenants applicable to the Shares, Options or any other common stock of Holding held by the Employee, including without limitation the covenants set forth in Sections 8, 9, 10 and 11 hereof.

         (c) Termination Without Cause. A termination "Without Cause" shall mean a termination of employment by Employer other than due to Disability as described in Section 7(a) or Cause as defined in Section 7(b).

         (d) Termination by the Employee. The Employee may terminate his employment for "Good Reason". "Good Reason" shall mean a termination of employment by the Employee within 30 days following (i) any assignment to the Employee of any duties that are significantly different from, and result in a substantial diminution of, the duties that he is to assume on the date hereof,
(ii) the failure of Employer to obtain the assumption of this Agreement by any successor as contemplated by Section 14 or (iii) any reduction of the Employee's Base Salary or incentive compensation opportunity from the levels set forth in Sections 3 and 4(a) hereof, respectively.

         (e) Notice of Termination. Any termination by Employer pursuant to
Section 7(a), 7(b) or 7(c), or by the Employee pursuant to Section 7(d), shall be communicated by


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a written "Notice of Termination" addressed to the other parties to this
Agreement. A "Notice of Termination" shall mean a notice stating that the Employee's employment hereunder has been or will be terminated, indicating the specific termination provisions in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.

         (f) Payments Upon Certain Terminations.

         (i) In the event of a termination of the Employee's employment by Employer Without Cause or a termination by the Employee of his employment for Good Reason during the Employment Period, subject to Section 7(h), Employer shall pay to the Employee (A) the sum of (1) his Base Salary, if any, for the period from the Date of Termination and ending on the later of
    (x) the last day of the Employment Period, determined without regard to this
    Section 7, and (y) the first anniversary of the Date of Termination, and (2) the excess of (I) the pro rata amount of incentive compensation for the portion of the calendar year preceding the Employee's Date of Termination (such portion, the "Proportionate Period"), that would have been payable to the Employee if he had remained employed for the entire year and assuming that all applicable targets had been met, over (II) the amount of incentive compensation previously paid or, at the election of the Employee, deferred for the Proportionate Period, less (B) any amount paid or to be paid to the Employee under the terms of any severance plan or program of Employer, if any, as in effect on the Date of Termination, provided that Employer may, at any time, pay to the Employee in a single lump sum an amount equal to (x) Employer's good faith determination of the sum of the present values of the installments of the Base Salary remaining to be paid to the Employee pursuant to clause (A)(1) above, and the amount determined under clause
    (A)(2) above not paid at that time, in each case as of the date of such lump sum payment, calculated using a discount rate equal to the weighted average cost of Employer's bank indebtedness obligations outstanding on the Date of Termination or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged on such date by Chase Bank or such other nationally recognized bank designated by Employer, less (y) the amount determined under clause (B) above. If the Employee's employment shall


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    terminate and he is entitled to receive salary continuation payments under this Section 7(f)(i), (1) Employer shall continue to provide to the Employee the welfare benefits (other than disability insurance) referred to in Section 5 for the greater of (a) the remainder of the calendar year in which the Date of Termination occurs, or (b) six months from the Date of Termination and (2) if the Employee's employment shall terminate hereunder pursuant to circumstances under which he is entitled to receive payments under this Section 7(f)(i), and the Employer has not paid a lump sum to Employee pursuant to the proviso to the first sentence of Section 7(f)(i), the Employee shall have an affirmative duty to seek new employment which is suitable to his skills and training, provided that the Employee's conduct in satisfaction of such duty shall be consistent with Section 9, unless Employer elects to waive its rights under Section 9. If the Employee obtains new employment, any salary continuation payments to which the Employee may be entitled pursuant to this Section 7(f)(i) shall be reduced or cancelled to the extent that any salary or other cash compensation from such employment is paid or payable to or on behalf of the Employee. Any benefits payable to the Employee under any otherwise applicable plans, policies and practices of Employer shall not be limited by this provision.

         (ii) If, during the Employment Period, the Employee's employment shall terminate upon his death, Disability or retirement on or after age 60, or if the Employee shall terminate his employment without Good Reason or if Employer shall terminate the Employee's employment for Cause, subject to
    Section 7(h), Employer shall pay the Employee his full Base Salary through the Date of Termination or, in the case of the Employee's death, through one month following the Date of Termination, plus, in the case of termination upon the Employee's death, Disability or retirement on or after age 60, the excess of (x) the pro rata amount of incentive compensation for the Proportionate Period preceding the Employee's Date of Termination (exclusive of any time between the onset of the Disability and the resulting Date of Termination), that would have been payable to the Employee if he had remained employed for the entire year and assuming that all applicable targets had been met, over (y) the amount of incentive compensation previously paid or, at the election of the Employee, deferred for the Proportionate Period. Any


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    benefits payable to or in respect of the Employee under any otherwise applicable plans, policies and practices of Employer shall not be limited by this provision.

         (g) Date of Termination. As used in this Agreement, the term "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death or retirement on or after age 60, the date of his death or retirement,
(ii) if the Employee's employment is terminated by the Employee without Good Reason, the date of his termination, (iii) if the Employee's employment is terminated by Employer for Cause, the date on which Notice of Termination is given as contemplated by Section 7(e), and (iv) if the Employee's employment is terminated by Employer Without Cause, due to the Employee's Disability or by the Employee for Good Reason, 30 days after the date on which Notice of Termination is given as contemplated by Section 7(e) or, if no such Notice is given, 30 days after the date of termination of employment.

         (h) Resignation from Offices and Board Memberships. Effective as of any Date of Termination under this Section 7 or otherwise as of the date of the Employee's termination of employment with Employer, the Employee shall resign from all (i) offices then held by him in Holding, Employer or any of their respective subsidiaries and (ii) Board memberships then held by him on the Boards of (x) Holding, Employer or any of their respective subsidiaries or (y) any other organization with which he is affiliated by virtue of his position with Holding, Employer or any of their respective subsidiaries. The Employee shall execute all documents and instruments and take all other actions reasonably requested by Holding or Employer to effectuate such resignations. All payments due or to become due to the Employee pursuant to this Agreement, including any such payments pursuant to Section 7(f), and, to the fullest extent permitted by applicable law, pursuant to any otherwise applicable plan, policy, program or practice of Holding, Employer or any of their respective subsidiaries shall be subject to such resignations by the Employee and the performance by Employee of each of his obligations under this Section 7(h).

         8. Unauthorized Disclosure. During and after the term of his employment, the Employee shall not, without the written consent of the Employer's Board or a person authorized thereby, disclose to any person (other than an officer, other employee or director of Employer or its affiliates, or a person to whom disclosure is reasonably


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necessary or appropriate in connection with the performance by the Employee of his duties as an executive of Employer) any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain obtained by him while in the employ of Employer with respect to Employer or any of its subsidiaries or affiliates or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of Employer or any of its subsidiaries or affiliates (collectively, "Proprietary Information"), except as may be required by law or as may be required in connection with any judicial or administrative proceedings or inquiry.

         9. Non-Competition. During the period commencing on the date hereof and ending on the later of (i) the greater of (x) twelve months and (y) the number of months, if any, providing the basis for calculating any termination payment to the Employee under Section 7(f)(i) and (ii) in the event that the Employee had, but did not exercise, the contractual right to put to Holding for repurchase securities of Holding, the expiration of any period following termination of the Employee's employment during which the Employee is a beneficial owner of securities of Holding (except any time during which a repurchase by Employer, pursuant to a repurchase commitment permitted or required under Section 6(a) of the Management Stock Subscription Agreement is prevented solely by the terms of Section 11(a) of the Management Stock Subscription Agreement), the Employee shall not engage directly or indirectly in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder of any partnership, corporation or other entity in connection with a business of any such partnership, corporation or other entity which competes with the financial information, financial analysis or any other business of Holding, the Employer or any of their respective subsidiaries in any geographical area in which Holding, Employer or any of their respective subsidiaries is then engaged in such business.

         10. Non-Solicitation of Employees. Except in connection with the performance of his duties for Holding, Employer and their respective subsidiaries during the period of the Employee's employment with Employer, during the period of the Employee's employment and thereafter for three years (the "Non-Solicitation Restriction Period") the Employee shall not, directly or indirectly, for his own account or the account of any other person or entity with


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which he shall become associated in any capacity, (a) solicit for employment or employ the services of any person who at the time of such solicitation for employment is employed by or otherwise engaged to perform services for Holding, Employer or any of their respective subsidiaries, regardless of whether such employment is direct or through an entity with which such person is employed or associated, or otherwise intentionally interfere with the relationship of Holding, Employer or any of their respective subsidiaries with, any person or entity who or which is at the time employed by or otherwise engaged to perform services for Employer, including under this clause (a) any person who performs services on behalf of Holding, Employer or any of their respective subsidiaries as an independent sales agent or sales representative, or (b) induce any employee of Holding, Employer or any of their respective subsidiaries to engage in any activity which the Employee is prohibited from engaging in under Sections 9, 10 and 11 hereof or to terminate his employment with Holding, Employer or any of their respective subsidiaries.

         11. Non-Solicitation of Clients. Except in connection with the performance of his duties for Holding, Employer and their respective subsidiaries during the period of the Employee's employment with Employer, during the Non-Solicitation Restriction Period, the Employee shall not solicit or otherwise attempt to establish for himself or any other person, firm or entity any business relationship with any person, firm or corporation which during the twelve-month period preceding the date his employment terminates was a customer, client or distributor of Holding, Employer or any of their respective subsidiaries (an "Employer Client"), provided that nothing in this
Section 11 shall prohibit the Employee from (i) attempting to establish any business relationship for the provision of services other than financial information or financial analysis services; or (ii) advertising or promoting his provision of services generally to the investing public so long as such advertising does not include direct written or oral solicitation of any Employer Clients.

         12. Return of Documents. In the event of the termination of the Employee's employment for any reason, the Employee will deliver to Employer all non-personal documents and data of any nature pertaining to his work with Employer, and he will not take with him any documents or data of any description or any reproduction thereof, or any documents or data containing or pertaining to any Proprietary Information.


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
         13. Injunctive Relief with Respect to Covenants. The Employee acknowledges and agrees that the covenants and obligations of the Employee with respect to noncompetition, nonsolicitation, confidentiality and Employer property relate to special, unique and extraordinary matter and that a violation of any of the terms of such covenants and obligations will cause Employer irreparable injury for which adequate remedies are not available at law. Therefore, the Employee agrees that Employer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Employee from committing any violation of the covenants and obligations referred to in this Section 13. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have at law or in equity.

         14. Assumption of Agreement. Employer will require any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer, by agreement in form and substance reasonably satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from Employer in the same amount and on the same terms as the Employee would be entitled hereunder if Employer terminated his employment Without Cause as contemplated by Section 7, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         15. Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with the Employee by any other person or entity) are merged herein and superseded hereby.

         16. Indemnification. Employer agrees that it shall indemnify and hold harmless the Employee to the


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
fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses including without limitation all costs and expenses incurred in defense of litigation, including attorneys' fees, arising out of the employment of the Employee hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of the Employee. Costs and expenses incurred by the Employee in defense of litigation, including attorneys' fees, shall be paid by Employer in advance of the final disposition of such litigation upon receipt of an undertaking by or on behalf of the Employee to repay such amount if it shall ultimately be determined that the Employee is not entitled to be indemnified by Employer under this Agreement.

         17. Miscellaneous.

         (a) Binding Effect. This Agreement shall be binding on and inure to the benefit of Employer and its successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of the Employee and his heirs, executors, administrators and legal representatives.

         (b) Arbitration. Any dispute or controversy arising under or in connection with this Agreement (except any dispute or controversy arising under Section 8, 9, 10, 11 or 13 hereof) shall be resolved by binding arbitration. The arbitration shall be held in the City of New York, New York and except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both Employer and the Employee. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators one appointed by each of the parties and the third appointed by the other two arbitrators. Any expense of arbitration shall be borne by the party who incurs such expense and joint expenses shall be shared equally, provided that in the event that the Employee prevails in any such arbitration on all disputes raised by the Employee, Employer shall bear all expenses thereof, including those of the Employee.


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         (c) Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of New York.

         (d) Taxes. Employer may withhold from any payments made under the Agreement all federal, state, city or other applicable taxes as shall be required pursuant to any law, governmental regulation or ruling.

         (e) Amendments. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by Employer's Board or a person authorized thereby and is agreed to in writing by the Employee and such officer as may be specifically designated by Employer's Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

         (f) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         (g) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

         (A)      if to Employer, to it at:

                  McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza, 37th Floor
                  New York, New York  10005


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
                  Attention:  General Counsel

         (B)      if to Holding, to it at:

                  c/o McCarthy, Crisanti & Maffei, Inc.
                  One Chase Manhattan Plaza, 37th Floor
                  New York, New York  10005

                  Attention:  General Counsel

         (C) if to the Employee, to him at the address listed on the signature page hereof.

Copies of any notices or other communications given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue
                  New York, New York  10152
                  Attention:  Mr. Alberto Cribiore

                                       and

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Attention: Franci J. Blassberg, Esq.

         (h) Survival. Sections 7(h), 8, 9, 10, 11, 12, 13, 14, 16 and 17 and,
if the Employee's employment terminates in a manner giving rise to a payment under Section 7(f), Section 7(f) shall survive the termination of the employment of the Employee hereunder.

         (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (j) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

         IN WITNESS WHEREOF, Employer and Holding have duly executed this Agreement by their authorized representatives and the Employee has hereunto set his hand, in each case effective as of the date first above written.

                                    McCARTHY, CRISANTI & MAFFEI, INC.

                                    By: /s/ David Nixon
                                        ------------------------------------
                                        Name: David Nixon
                                        Title:

                                    MCM GROUP, INC


                                    By: /s/ David Nixon
                                        ------------------------------------
                                        Name: David Nixon
                                        Title:

                                    DAVID D. NIXON


                                    /s/ David D. Nixon
                                    ------------------------------------
                                    David D. Nixon


                                    Address:

                                    EXHIBIT A


                            [Form of Management Stock
                             Subscription Agreement]

                                                                       Exhibit A



                     MANAGEMENT STOCK SUBSCRIPTION AGREEMENT


                  MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, dated as of October 8, 1996, between MCM Group, Inc., a Delaware corporation (the "Company"), and the Purchaser whose name appears on the signature page hereof (the "Purchaser").


                              W I T N E S S E T H:

                  WHEREAS, on August 31, 1996, 100% of the outstanding Class A common stock of the Company (the "Company Common Stock") was distributed to the stockholders of record of VK/AC Holding, Inc. ("VK/AC") on the record date for such distribution (such distribution, the "Spin-off"), including the Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership and majority stockholder of VK/AC (together with any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc., the "C&D Fund");

                  WHEREAS, immediately prior to the Spin-off, the Company granted options to purchase an aggregate of approximately 48,359 shares of the Class A common stock of the Company to those members of management of VK/AC and its subsidiaries, including the Company and its subsidiaries, who, on the effective date of the Spin-off, held options to purchase the common stock of VK/AC;

                  WHEREAS, in connection with the Spin-off, the Board of Directors of the Company has adopted the MCM Group, Inc. Stock Purchase Plan (the "Stock Purchase Plan");

                  WHEREAS, following the Spin-off, the Company will issue up to an aggregate of 18,200 shares of its Class C Common Stock, par value $.01 per share (the "Common Stock"), to the Purchaser and to certain other purchasers who are executives, senior officers or other key employees of the Company or one of its direct or indirect subsidiaries, pursuant to the Stock Purchase Plan, this Agreement and other substantially identical management stock subscription agreements and will grant options to purchase up to 44,052 shares of Common Stock to the Purchaser and such other executive officers and key employees pursuant to the MCM Group, Inc. Stock Option Plan;

                  WHEREAS, the Purchaser (an executive, senior officer or other key employee of the Company or one of its direct or indirect subsidiaries) desires to subscribe for and purchase, and the Company desires to sell to the Purchaser, the aggregate number of shares of Common Stock set forth on the signature page hereof (each a "Share" and, collectively, the "Shares");

                  NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

                  1. Purchase and Sale of Common Stock.

                  (a) Purchase of Common Stock. Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Shares at a purchase price of $100.00 per Share, at the Closing provided for in Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Stock to (i) any person who will not be an employee of the Company or a direct or indirect subsidiary of the Company immediately following the Closing at which such Common Stock is to be sold or
(ii) any person who is a resident of a jurisdiction in which the sale of Common Stock to him would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction.

                  (b) Consideration. Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2(a) hereof (i) immediately available funds in an amount equal to 40% of the aggregate purchase price set forth on the signature page hereof and (ii) a fully executed promissory note (the "Promissory Note") substantially in the form attached hereto as Annex A, evidencing the full recourse interest bearing loan by the Company to the Purchaser of a principal amount equal to 60% of such aggregate purchase price.

                  2. Closing.

                  (a) Time and Place. Except as otherwise agreed by the Company and the Purchaser, the closing (the "Closing") of the transaction contemplated by this Agreement shall be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York at 10:00 a.m. (New York time) on October 8, 1996.

                  (b) Delivery by the Company. At the Closing the Company shall deliver to the Purchaser a stock certificate registered in such Purchaser's name and representing the Shares, which certificate shall bear the legends set forth in Section 3(b).

                  (c) Delivery by the Purchaser. At the Closing the Purchaser shall deliver to the Company the consideration referred to in Section 1(b) hereof.

                  3. Purchaser's Representations, Warranties and Covenants.

                  (a) Investment Intention. The Purchaser represents and warrants that he is acquiring the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Sections 4 through 8 hereof, inclusive, shall have been complied with or have expired, (ii) unless the provisions of the Certificate of Incorporation have been complied with or have expired, (iii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (iv) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

                  (b) Legends. The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear an appropriate legend, which will include, without limitation, the following language:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF OCTOBER 8, 1996, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN OF THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF AUGUST 31, 1996, AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

                  (c) Securities Law Matters. The Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act or any state or foreign securities or "blue sky" laws,
(ii) it is not anticipated that there will be any public market for the Shares,
(iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available,

(iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make information concerning the Company publicly available, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

                  (d) Compliance with Rule 144. If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

                  (e) Ability to Bear Risk. The Purchaser represents and warrants that (i) the financial situation of the Purchaser is such that he can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) he can afford to suffer the complete loss of his investment in the Shares.

                  (f) Questionnaire. The Purchaser agrees to furnish such documents and comply with such reasonable requests of the Company as may be necessary to substantiate his status as a qualifying investor in connection with the private offering of shares of Common Stock to the Purchaser and the other purchasers to whom such shares are being sold in connection with the Spin-off. The Purchaser represents and warrants that all information contained in such documents and any other written materials concerning the status of the Purchaser furnished by the Purchaser to the Company in connection with such requests will be true, complete and correct in all material respects.

                  (g) Access to Information. The Purchaser represents and warrants that (i) he has carefully reviewed the materials furnished to him in connection with the transaction contemplated hereby, (ii) he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares and to obtain any additional information that he deems necessary to verify the accuracy of the information contained in such materials and (iii) his knowledge and experience in financial and business matters is such that he is capable of evaluating the risks of the investment in the Shares.

                  (h) Registration; Restrictions on Sale upon Public Offering. The Purchaser shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of August 31, 1996, as the same may be amended from time to time, among the Company and certain stockholders of the Company, to the extent provided therein. The Purchaser agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser will not effect any public sale (including a sale under Rule 144) or distribution of any shares of the Common Stock (other than as part of such underwritten public offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

                  (i) Section 83(b) Election. The Purchaser agrees that, within 20 days after the Closing, he shall give notice to the Company as to whether or not he has made or will make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares purchased at such Closing, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his receipt of the Shares or attributable to his making or failing to make such an election.

                  4. Restrictions on Disposition of Shares. Neither the Purchaser nor any of his heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Shares to or with any other person, firm or corporation (including, with out limitation, transfers to any other holder of the Company's capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law other than a transfer of Shares by operation of law to the estate of the Purchaser upon the death of the Purchaser, provided that such estate shall be bound by all provisions of this Agreement and the Certificate of Incorporation of the Company) except as provided in Sections 5 through 8 hereof, inclusive and in the transfer restrictions contained in the Certificate of Incorporation of the Company. The restrictions contained in this Section 4 (but not the restrictions contained in the Certificate of Incorporation which shall terminate only as provided therein) shall terminate in the event that an underwritten public offering of the Class A common stock of the Company led by one or more underwriters at least one of which is of nationally recognized standing (a "Public Offering") has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter.

                  5. Options of the Company and the C&D Fund Upon Proposed Disposition.

                  (a) Rights of First Refusal. If the Purchaser desires to accept an offer (which must be in writing and for cash, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board of Directors of the Company (the "Board") or the Executive Committee thereof) from any prospective purchaser to purchase all or any part of the Shares at any time owned by him, he shall give notice in writing to the Company and the C&D Fund (i) designating the number of Shares proposed to be sold, (ii) naming the prospective purchaser of such Shares and (iii) specifying the price (the "Offer Price") at and terms (the "Offer Terms") upon which he desires to sell the same. During the 30-day period following receipt of such notice by the Company and the C&D Fund (the "First Refusal Period"), the Company shall have the right to purchase from the Purchaser all (but not less than all) of the Shares specified in such notice, at the Offer Price and on the Offer Terms. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following receipt of such notice to determine whether it shall elect to exercise such right. If the Company fails to exercise such rights within the First Refusal Period, the C&D Fund shall have the right to purchase all (but not less than all) of the Shares specified in such notice, at the Offer Price and on the Offer Terms, at any time during the period beginning at the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by the C&D Fund of written notice that the Company has elected not to exercise its rights under this Section 5(a) and ending 30 days thereafter (the "Second Refusal Period"). The rights provided hereunder shall be exercised by written notice to the Purchaser given at any time during the applicable period. If such right is exercised, the Company or the C&D Fund, as the case may be, shall deliver to the Purchaser a certified or bank check for the Offer Price, payable to the order of the Purchaser, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser. If such right shall not have been exercised prior to the expiration of the Second Refusal Period, then at any time during the 30 days following the expiration of the Second Refusal Period, the Purchaser may sell such Shares to (but only to) the intended purchaser named in his notice to the Company and the C&D Fund at the Offer Price and on the Offer Terms specified in such notice, free of all restrictions or obligations imposed by, and free of any rights or benefits set forth in, Sections 5 through 8, inclusive, of this Agreement, provided that such intended purchaser shall have agreed in writing to make and be bound by the representations, warranties and covenants set forth in Section 3 hereof, other than those set forth in Sections 3(g), the first sentence of 3(h) and 3(i), pursuant to an instrument of assumption satisfactory in substance and form to the Company. The right of the Purchaser to sell Shares set forth in this
Section 5(a), subject to the rights of first refusal set forth in this Section 5(a), shall be suspended during the Option Periods referred to in Section 6 hereof, but the provisions of Section 6 shall not otherwise restrict the ability of the Purchaser to sell the Shares, whether before or after such Option Periods, pursuant to the terms and subject to the restrictions set forth in this Section 5(a). The rights of the Company and the C&D Fund under the Certificate of Incorporation of the Company shall not be effected by the provisions of this Section 5(b).

                  (b) Public Offering. In the event that a Public Offering has been consummated, neither the Company nor the C&D Fund shall have any rights to purchase the Shares from the Purchaser pursuant to this Section 5 and this
Section 5 shall not apply to a sale as part of a Public Offering or at any time thereafter.

                  6. Options Effective on Termination of Employment or Unforeseen Personal Hardship of the Purchaser.

                  (a) Termination of Employment. If the Purchaser's active employment with the Company and any direct and indirect subsidiaries of the Company that employ the Purchaser is terminated for any reason whatsoever the Company shall have an option to purchase all or a portion of the Shares then held by the Purchaser (or, if his employment was terminated by his death, his estate) and shall have 60 days from the date of the Purchaser's termination (such 60-day period being hereinafter referred to as the "First Option Period") during which to give notice in writing to the Purchaser (or his estate) of its election to exercise or not to exercise such option, in whole or in part. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If the Company fails to give notice that it intends to exercise such option within the First Option Period or the Company gives notice that it intends to exercise such option with respect to only a portion of the Shares, the C&D Fund shall have the right to purchase all or a portion of the Shares then held by the Purchaser (or his estate) that will not be repurchased by the Company and shall have until the expiration of the earlier of (x) 60 days following the end of the First Option Period, or (y) 60 days from the date of receipt by the C&D Fund of written notice that the Company does not intend to exercise such option or intends to exercise such option with respect to only a portion of the Shares (such 60-day period being hereinafter referred to as the "Second Option Period"), to give notice in writing to the Purchaser (or his estate) of the C&D Fund's exercise of its option, in whole or in part. If the options of the Company and the C&D Fund to purchase the Shares pursuant to this subsection are not exercised with respect to all of the Shares as provided herein (other than as a result of Section 11 hereof), the Purchaser (or his estate) shall be entitled to retain the Shares which could have been acquired on exercise thereof, subject to all of the provisions of this Agreement (including without limitation Section 5(a)). If the Company and the C&D Fund have failed to exercise their respective options pursuant to this Section 6(a) with respect to all of the Shares within the time periods specified herein, and if the Purchaser's active employment with each of the Company and any direct and indirect subsidiaries of the Company that employ the Purchaser is terminated (A) by such employer or employers without Cause, (B) by the Purchaser by Retirement at Normal Retirement Age, (C) by reason of the Permanent Disability or death of the Purchaser, or (D) if, as of the effective date of such termination, the Purchaser is employed by the Company under an effective Employment Agreement, dated as of the date hereof (the "Employment Agreement"), among the Company or any of its direct or indirect subsidiaries and the Purchaser, by the Purchaser for Good Reason (as such term is defined in the Employment Agreement), then on notice from the Purchaser (or his estate) in writing and delivered to the Company within 30 days following the end of the Second Option Period, the Company shall purchase all (but not less than all) of the Shares then held by the Purchaser (or his estate). All purchases pursuant to this Section 6(a) by the Company or the C&D Fund shall be for a purchase price and in the manner prescribed by Section 7 hereof.

                  (b) Unforeseen Personal Hardship. In the event that the Purchaser, while in the employment of the Company or any direct or indirect subsidiary of the Company, experiences Unforeseen Personal Hardship, the Board will carefully consider any request by the Purchaser that the Company repurchase the Purchaser's Shares at a price determined in accordance with Section 7 hereof, but the Company shall have no obligation to repurchase such Shares. The Board shall consider such request with respect to Unforeseen Personal Hardship as soon as practicable after receipt by the Company of a written request by the Purchaser, such request to include sufficient details of the Purchaser's Unforeseen Personal Hardship to permit the Board to review the request and the circumstances in an informed manner.

                  (c) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

                  (i) "Cause" shall mean (A) the willful failure by the Purchaser to perform substantially his duties as an employee of the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Purchaser by the executive to which the Purchaser reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Purchaser has not substantially performed his duties, (B) the Purchaser's engaging in willful and serious misconduct that is or is expected to be injurious to the Company or any Subsidiary, (C) the Purchaser's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (D) the willful and material breach by the Purchaser of any written covenant or agreement with the Company or any Subsidiary, not to disclose any information pertaining to the Company, any Subsidiary or any Affiliate or not to compete or interfere with the Company, any Subsidiary or any Affiliate or (E) any violation by the Purchaser of any federal, state or foreign securities laws; provided that in the event that the Purchaser is employed by the Company or a Subsidiary under an effective employment agreement on the date of determination and such employment agreement shall contain a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

             (ii) "Retirement at Normal Retirement Age" shall mean retirement at age 60 or later.

            (iii) "Permanent Disability" shall mean a physical or mental disability or infirmity that prevents the performance of a Purchaser's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment as to Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Purchaser or by any physician or group of physicians or other competent medical expert employed by the Purchaser or the Company to advise the Board.

             (iv) "Unforeseen Personal Hardship" shall mean financial hardship arising from (x) extraordinary medical expenses or other expenses directly related to illness or disability of the Purchaser, a member of the Purchaser's immediate family or one of the Purchaser's parents or (y) payments necessary or required to prevent the eviction of the Purchaser from the Purchaser's principal residence or foreclosure on the mortgage on that residence. The Board's reasoned and good faith determination of Unforeseen Personal Hardship shall be binding on the Company and the Purchaser.

             (d) Notice of Termination. The Company shall give written notice of any termination of the Purchaser's active employment with each of the Company and any direct or indirect subsidiaries of the Company that employ the Purchaser to the C&D Fund, except that if such termination (if other than as a result of death) is by the Purchaser, the Purchaser shall give written notice of such termination to the Company and the Company shall give written notice of such termination to the C&D Fund.

                 (e) Public Offering. In the event that a Public Offering has been consummated, none of the Company, the C&D Fund or the Purchaser shall have any rights to purchase or sell the Shares, as the case may be, pursuant to this
Section 6 and this Section 6 shall not apply to a sale as part of a Public Offering.

                  7. Determination of the Purchase Price; Manner of Payment.

                  (a) Purchase Price. For the purposes of any purchase of the Shares pursuant to Section 6, and subject to Section 11(c), the purchase price per Share to be paid to the Purchaser (or his estate) for each Share shall be a net amount (such net amount, the "Purchase Price") equal to the excess of (i) the fair market value (the "Fair Market Value") of such Share as of the effective date of the termination of employment that gives rise to the right or obligation to repurchase or, in the case of a repurchase as a result of Unforeseen Personal Hardship, as of the date such Shares are repurchased (such date of termination or repurchase, as applicable, the "Determination Date"), over (ii) the principal balance and accrued interest outstanding under the Promissory Note as of the closing date for such repurchase; provided that if the Purchaser's employment is terminated by the Company or any of its direct or indirect subsidiaries for Cause, the Purchase Price for such Share shall be the lesser of (i) the Fair Market Value of such Share as of the effective date of the termination of employment that gives rise to the right or obligation to repurchase and (ii) the price at which the Purchaser purchased such Share from the Company. Whenever determination of the Fair Market Value of such Shares is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its subsidiaries in recent periods, the potential value of the Company and its Subsidiaries as a whole, the future prospects of the Company and its subsidiaries and the industries in which they compete, the history and management of the Company and its subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its subsidiaries and the Applicable Share Valuation (as defined below). The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in the Company. For purposes of this Agreement, the term "Applicable Share Valuation" shall mean the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of the last fiscal year of the Company ending prior to the Determination Date, except that, in the case of a Determination Date occurring during the fourth fiscal quarter of any fiscal year of the Company beginning with the fourth quarter of the 1996 fiscal year of the Company, the term "Applicable Share Valuation" shall mean the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of such fourth fiscal quarter. Such annual valuations shall be performed as promptly as practicable following the end of each fiscal year of the Company, beginning with the 1996 fiscal year of the Company. The Fair Market Value as deter mined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties hereto. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Purchase Price (including any minimum or maximum Purchase Price specified herein or in effect as a result of a prior adjustment) shall be appropriately adjusted to reflect such subdivision or combination.

                  (b) Closing of Purchase; Payment of Purchase Price. Subject to
Section 11, the closing of a purchase pursuant to this Section 6 shall take place at the principal office of the Company on the tenth business day following whichever of the following is applicable: (i) the receipt by the Purchaser (or his estate) of the notice of the C&D Fund or the Company, as the case may be, of its exercise of its option to purchase pursuant to Section 6(a) or (ii) the Company's receipt of notice by the Purchaser (or his estate) to sell Shares pursuant to Section 6(a) or (iii) the Board's determination (which shall be delivered to the Purchaser) that the Company is authorized to purchase Shares as a result of Unforeseen Personal Hardship pursuant to Section 6(b). At the closing, (i) subject to the proviso below, the Company shall pay to the Purchaser (or his estate) an amount equal to the Purchase Price and (ii) the Purchaser (or his estate) shall deliver to the Company such certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser (or his estate), as the Company may reasonably require; provided, however, that if the Determination Date occurs during the first or last fiscal quarter of any fiscal year of the Company, the Company may elect to pay the Purchase Price in two installments. In any such event, (i) at the closing of the purchase of the Shares, the Company shall pay to the Purchaser (or his estate) a net amount (the "First Installment Amount") equal to 80% of the Fair Market Value of the Shares, determined pursuant to Section 7(a) hereof on the basis of the most recent available valuation of the Shares, reduced by the principal balance and accrued interest then outstanding under the Promissory Note, and (ii) no later than the tenth business day following receipt by the Company of the Applicable Share Valuation, the Company shall pay an additional amount to the Purchaser (or his estate) equal to the sum of (1) the excess (the "Excess Payment"), if any, of (A) the Purchase Price for the Shares, over (B) the First Installment Amount and (2) an amount calculated by multiplying the Excess Payment by a percentage equal to the average annual cost to the Company of its bank indebtedness obligations outstanding during the period commencing on the closing date of the purchase of the Shares and ending on the date of payment of such additional amount pursuant to this clause (ii) or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by the Company.

                  (c) Application of the Purchase Price to Certain Loans. The Purchaser agrees that the Company and the C&D Fund shall be entitled to apply any amounts to be paid by the Company or the C&D Fund, as the case may be, to repurchase Shares pursuant to Section 5 or 6 hereof to discharge any indebtedness of the Purchaser to the Company or any of its direct or indirect subsidiaries, including, without limitation, indebtedness of the Purchaser incurred to purchase the Shares or indebtedness that is guaranteed by the Company or any of its direct or indirect subsidiaries.

                  8. Take-Along Rights.

                  (a) Take-Along Notice. If the C&D Fund intends to effect a sale of all of its shares of common stock of the Company to a third party (a "100% Buyer") and elects to exercise its rights under this Section 8, the C&D Fund shall deliver written notice (a "Take-Along Notice") to the Purchaser, which notice shall (i) state (w) that the C&D Fund wishes to exercise its rights under this Section 8 with respect to such transfer, (x) the name and address of the 100% Buyer, (y) the per share amount and form of consideration the C&D Fund proposes to receive for its shares of common stock of the Company and (z) drafts of purchase and sale documentation setting forth the terms and conditions of payment of such considera-tion and all other material terms and conditions of such transfer (the "Draft Sale Agreement"), (ii) contain an offer (the "Take-Along Offer") by the 100% Buyer to purchase from the Purchaser all of the Shares, on and subject to the same price, terms and conditions offered to the C&D Fund and (iii) state the anticipated time and place of the closing of such transfer (a "Section 8 Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) days nor more than ninety (90) days after the date such Take-Along Notice is delivered, provided that if such Section 8 Closing shall not occur prior to the expiration of such 90-day period, the C&D Fund shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer.

                  (b) Conditions to Take-Along. Upon delivery of a Take-Along Notice, the Purchaser shall have the obligation to transfer all of the Shares pursuant to the Take-Along Offer, as such offer may be modified from time to time, provided that the C&D Fund transfers all of its shares of common stock of the Company to the 100% Buyer at the Section 8 Closing and that all shares of common stock of the Company held by the C&D Fund are sold to the 100% Buyer at the same price, and on the same terms and conditions. Within 10 days of receipt of the Take-Along Notice, the Purchaser shall (i) deliver to the C&D Fund or an affiliate thereof designated in the Take-Along Notice certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers, and (ii) execute and deliver to the C&D Fund a power of attorney and a letter of transmittal and custody agreement in favor, and in form and substance reasonably satisfactory to, the C&D Fund appointing the C&D Fund or one or more persons designated by the C&D Fund (the "Custodian") as the true and lawful attorney-in-fact and custodian for the Purchaser, with full power of substitution, and authorizing the Custodian to execute and deliver a purchase and sale agreement substantially in the form of the Draft Sale Agreement and to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Shares to the 100% Buyer, upon receipt of the purchase price therefor set forth in the Take-Along Notice at the Section 8 Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, together with all other documents delivered with such notice and required to be executed in connection with the sale thereof pursuant to the Take-Along Offer. The Custodian shall hold the Shares and other documents in trust for the Purchaser pending completion or abandonment of such sale. If, within 90 days after the C&D Fund delivers the Take-Along Notice, the C&D Fund has not completed the sale of all of the shares of common stock of the Company owned by the C&D Fund and the Purchaser to the 100% Buyer and another Take-Along Notice with respect to such Take-Along Offer has not been sent to the Purchaser, the C&D Fund shall return to the Purchaser all certificates representing the Shares and all other documents that the Purchaser delivered in connection with such sale. The C&D Fund shall be permitted to send only two Take-Along Notices with respect to any one Take-Along Offer. Promptly after the Section 8 Closing, the C&D Fund shall give notice thereof to the Purchaser, shall remit to the Purchaser the total consideration for the Shares sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by the Purchaser.

                  (c) Remedies. The Purchaser acknowledges that the C&D Fund would be irreparably damaged in the event of a breach or a threatened breach by the Purchaser of any of its obligations under this Section 8 and the Purchaser agrees that, in the event of a breach or a threatened breach by the Purchaser of any such obligation, the C&D Fund shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by the Purchaser of his obligations under this
Section 8. In the event that the C&D Fund shall file suit to enforce the covenants contained in this Section 8 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorneys' fees and expenses. In the event that, following a breach or a threatened breach by the Purchaser of the provisions of this Section 8, the C&D Fund does not obtain an injunction granting it specific performance of the Purchaser's obligations under this Section 8 in connection with any proposed sale prior to the time the C&D Fund completes the sale of its shares of common stock of the Company or the C&D Fund, in its sole discretion, abandons such sale, then the Company shall have the option to purchase the Shares from the Purchaser at a purchase price per Share equal to the lesser of (i) the price per share at which the Purchaser purchased the Shares from the Company pursuant to this Agreement and (ii) the price per share offered in the applicable Take-Along Offer.

                  (d) Public Offering. In the event that a Public Offering has been consummated, the provisions of this Section 8 shall terminate and cease to have further effect.

                  9. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforce able against the Company in accordance with its terms, and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, or otherwise in connection with the transactions contemplated hereby.

                  10. Covenants of the Company.

                  (a) Rule 144. The Company agrees that at all times after it has filed a registration statement after the date hereof pursuant to the requirements of the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any class of equity securities of the Company (other than (i) the registration of equity securities of the Company and/or options in respect thereof to be offered primarily to directors and members of management and employees of the Company, any of its direct or indirect subsidiaries or any of their respective predecessors, and senior executives of, or consultants to, corporations in which entities managed or sponsored by Clayton, Dubilier & Rice, Inc. have made equity investments, or
(ii) the registration of equity securities and/or options in respect thereof solely on Form S-4 or S-8 or any successor form), it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission.

                  (b) State Securities Laws. The Company agrees to use its best efforts to comply with all state securities or "blue sky" laws applicable to the sale of the Shares to the Purchaser, provided that the Company shall not be obligated to qualify or register the Shares under any such law or to qualify as a foreign corporation or file any consent to service of process under the laws of any jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

                  11. Certain Restrictions on Repurchases.

                  (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to repurchase any Shares from the Purchaser if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under any financing or security agreement or document entered into in connection with the Spin-off or in connection with the operations of the Company or its subsidiaries from time to time (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, or (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company, or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

                  (b) Delay of Repurchase. In the event that a repurchase by the Company otherwise permitted or required under Section 6(a) is prevented solely by the terms of Section 11(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 7 hereof or in this Section 11) at the first opportunity thereafter when the Company has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and (ii) such repur-chase obligation shall rank against other similar repurchase obligations with respect to shares of Common Stock or options in respect thereof according to priority in time of (A) the effective date of the termination of employment in connection with any repurchase obligation arising pursuant to an exercise of the option of the Company (x) under Section 6(a) of this Agreement or under the comparable provision of any other applicable management stock subscription agreement or (y) under any comparable provisions regarding the repurchase of options of any applicable management stock option agreement, or (B) as to any repurchase obligation arising pursuant to an exercise of any purchaser's right to require a repurchase under Section 6(a) of this Agreement or the comparable provisions of any other applicable management stock subscription agreement, the date upon which the Company receives written notice of such exercise, provided that any such repurchase obligations as to which a common date determines priority under clause (A) or (B) above shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above and provided, further, that any repurchase commitment arising from Permanent Disability, death or Retirement at Normal Retirement Age or any repurchase commitment made by the Board pursuant to Section 6(b) or the comparable provisions of any other applicable management stock subscription agreement shall have priority over any other repurchase obligation.

                  (c) Purchase Price Adjustment. In the event that a repurchase of Shares from the Purchaser is delayed pursuant to this Section 11, the purchase price per Share when the repurchase of such Shares eventually takes place as contemplated by Section 11(b) shall be (i) if the repurchase is pursuant to an exercise of the option of the Company under Section 6(a), the sum of (A) the Purchase Price deter mined in accordance with Section 7 hereof at the time that the repurchase of such Shares would have occurred but for the operation of this Section 11, plus (B) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 11 to the date on which such repurchase actually takes place (the "Delay Period") at a rate equal to the weighted average cost of the Company's bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by the Company, or (ii) if the repurchase is pursuant to an exercise of the

Purchaser's right to require a repurchase under Section 6(a), the Fair Market Value of such Shares (determined as set forth in Section 7(a)) on the date on which such repurchase actually takes place.

                  12. Miscellaneous.

                  (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the C&D Fund or the Purchaser, as the case may be, at the following addresses or to such other address as the Company, the C&D Fund or the Purchaser, as the case may be, shall specify by notice to the others:

                  (i)      if to the Company, to it at:

                           c/o McCarthy, Crisanti & Maffei, Inc.
                           One Chase Manhattan Plaza, 37th Floor
                           New York, New York  10005

                           Attention:  General Counsel

                  (ii) if to the Purchaser, to the Purchaser at the address set forth on the signature page hereof.

                  (iii)    if to the C&D Fund, to:

                           The Clayton & Dubilier Private Equity
                             Fund IV Limited Partnership
                           270 Greenwich Avenue
                           Greenwich, Connecticut 06830

                           Attention:  Clayton & Dubilier Associates
                                         IV Limited Partnership,
                                         Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue, 18th Floor
                           New York, New York  10152
                           Attention:  Alberto Cribiore

                  and

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York 10022
                           Attention: Franci J. Blassberg, Esq.

The C&D Fund also shall be given a copy of any notice or other communication between the Purchaser and the Company under this Agreement at its address as set forth above.

                  (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Sections 4 through 8, inclusive, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  (c) Waiver; Amendment.

                  (i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement,
         (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Sections 4 through 8, inclusive, must be consented to by the C&D Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

             (ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and the Company, provided that any amendment adversely affecting the rights of the C&D Fund hereunder must be consented to by the C&D Fund. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

                  (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other parties. The C&D Fund may assign from time to time all or any portion of its rights under Sections 4 through 8, inclusive, to one or more persons or other entities designated by it.

                  (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

                  (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.




                                       MCM GROUP, INC.



                                       By: _____________________________________
                                           Name:
                                           Title:


                                       THE PURCHASER:

                                       Name


                                       By: _____________________________________
                                           Name:
                                           Attorney-in-fact


                                       Address of the Purchaser:

                                       Address


Total Number of Shares of
Common Stock to be
Purchased:                             (Amount1) Shares

Aggregate Purchase Price:              (Amount3)

                                    EXHIBIT B


                            [Form of Management Stock
                                Option Agreement]

                                                                       Exhibit B



                        MANAGEMENT STOCK OPTION AGREEMENT


                  MANAGEMENT STOCK OPTION AGREEMENT, dated as of October 8, 1996, between MCM Group, Inc., a Delaware corporation (the "Company"), and the Grantee whose name appears on the signature page hereof (the "Grantee").


                              W I T N E S S E T H:

                  WHEREAS, on August 31, 1996, 100% of the outstanding Class A common stock of the Company and 100% of the outstanding Class B common stock of the Company was distributed to the stockholders of record of VK/AC Holding, Inc. ("VK/AC") on the record date for such distribution (such distribution, the "Spin-off");

                  WHEREAS, immediately prior to the Spin-off, the Company granted options to purchase an aggregate of approximately 48,359 shares of the Class A common stock of the Company to those members of management of VK/AC and its subsidiaries, including the Company and its subsidiaries, who, on the effective date of the Spin-off, held options to purchase common stock of VK/AC;

                  WHEREAS, in connection with the Spin-off, the Board of Directors of the Company has adopted the MCM Group, Inc. Stock Purchase Plan (the "Stock Purchase Plan");

                  WHEREAS, on the date hereof, the Grantee and certain other purchasers who are executives, senior officers or other key employees of the Company or one of its direct or indirect subsidiaries have purchased an aggregate of 18,200 shares of the Class C common stock of the Company, par value $0.01 per share (the "Common Stock"), for a purchase price of $100.00 per share, pursuant to the Stock Purchase Plan and separate management stock subscription agreements between the Company and each such purchaser;

                  WHEREAS, in connection with the Spin-off, the Board of Directors of the Company has adopted the MCM Group, Inc. Stock Option Plan (the "Plan");

                  WHEREAS, pursuant to the terms of the Plan, the Board has approved the grant to the Grantee of non-qualified stock options to purchase the aggregate number of shares of Common Stock set forth under the heading "Initial Value Options" on the signature page hereof, at an exercise price of $100 per share, and non-qualified options to purchase the aggregate number of shares of Common Stock set forth under the heading "Premium Options" on the signature page hereof, at an exercise price of $143.60 per share; and

                  WHEREAS, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of the options on the terms and conditions set forth herein;

                  NOW, THEREFORE, to evidence the options so granted, and to set forth its terms and conditions under the Plan, the Company and the Grantee hereby agree as follows:


                  1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a) "Affiliate" means an entity controlling, controlled by or under common control with the Company.

                  (b) "Alternative Option" has the meaning given in Section
9(c).

                  (c) "Applicable Portion" means, with respect to Performance Options granted hereunder, the percentage obtained by dividing (i) the excess of
(x) the EBITDA actually achieved as of the Target Date (or other applicable date of determination) over (y) the Minimum EBITDA Target by (ii) the excess of the Maximum EBITDA Target over the Minimum EBITDA Target.

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "C&D Fund" means The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

                  (f) "Cause" means (i) the willful failure by the Grantee to perform substantially his duties as an employee of the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Grantee by the executive to which the Grantee reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Grantee has not substantially performed his duties, (ii) the

Grantee's engaging in willful and serious misconduct that is or is expected to be injurious to the Company or any Subsidiary, (iii) the Grantee's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the willful and material breach by the Grantee of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company, any Subsidiary or any Affiliate or not to compete or interfere with the Company, any Subsidiary or any Affiliate or with respect to any take-along or similar covenants applicable to any Common Stock of the Grantee or (v) any violation by the Grantee of any federal, state or foreign securities laws; provided that in the event that the Participant is employed by the Company or a Subsidiary under an effective employment agreement on the date of determination and such employment agreement shall contain a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

                  (g) "Change of Control" means the first to occur after the Grant Date of the following events:

                           (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or the C&D Fund, of 50% or more of the combined voting power of the Company's then outstanding voting securities;

                           (ii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                           (iii) the liquidation or dissolution of the Company;
                  and

                           (iv) the sale of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, Affiliates.

                  (h) "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

                  (i) "Committee" means the Compensation Committee of the Board (or such other committee of the Board which shall have jurisdiction over the compensation of officers). If at any time no Committee shall be in office, the Board shall perform the functions of the Committee.

                  (j) "Common Stock" means the Class C Common Stock, par value $.01 per share, of the Company.

                  (k) "Company" means MCM Group, Inc., a Delaware corporation, and any successor thereto.

                  (l) "EBITDA", for any period, shall mean the consolidated net income of the Company and the Subsidiaries, determined prior to any reduction for interest expense, taxes, depreciation or amortization.

                  (m) "Grant Date" means the date of this Agreement as of which the Options are granted hereby.

                  (n) "Initial Value Options" means those Options granted hereunder to purchase the number of Shares set forth under the heading "Initial Value Options" on the signature page hereof, at an option exercise price equal to $100.00 per share.

                  (o) "Involuntary Termination" means termination of the Grantee's employment by the New Employer for any reason.

                  (p) "Maximum EBITDA Target" means, with respect to the Performance Options granted hereunder, cumulative EBITDA of $25.8 million, which shall be the cumulative EBITDA that the Company and the Subsidiaries must achieve during the period commencing on the Grant Date and ending on the Target Date for 100% of such Performance Options to become exercisable as of the Target Date.

                  (q) "Minimum EBITDA Target" means, with respect to the Performance Options granted hereunder, cumulative EBITDA of $22.2 million, which shall be the minimum cumulative EBITDA that the Company and the Subsidiaries must achieve during the period commencing on the Grant Date and ending on the Target Date for any portion of such Performance Options to become exercisable as of the Target Date.

                  (r) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

                  (s) "Option" means the right granted pursuant to Section 2 hereof to purchase one share of Common Stock at the price and on the terms and conditions specified in this Agreement.

                  (t) "Permanent Disability" means a physical or mental disability or infirmity that prevents the performance of the Grantee's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment as to Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or the Company to advise the Board.

                  (u) "Performance Option" means those Options granted hereunder which become exercisable in accordance with the provisions of Section 3(b) based upon the financial performance of the Company and the Subsidiaries.

                  (v) "Plan" means the MCM Group, Inc. Stock Option Plan, as the same may be amended from time to time.

                  (w) "Premium Options" means Options granted hereunder to purchase the number of Shares set forth under the heading "Premium Options" on the signature page hereof, at an option exercise price of $143.60 per share.

                  (x) "Public Offering" means the first day as of which sales of Class A common stock of the Company are made to the public in the United States pursuant to an underwritten public offering of the Class A common stock of the Company led by one or more underwriters, at least one of which is of nationally recognized standing.

                  (y) "Retirement" means the Grantee's retirement at or after age 60.

                  (z) "Service Options" means those Options granted hereunder which become exercisable in accordance with the provisions of Section 3(a) based upon the Grantee's completion of service with the Company and the Subsidiaries.

                  (aa) "Shares" means the shares of Common Stock covered by the Options.

                  (bb) "Spin-off" means the distribution by VK/AC of 100% of the outstanding Class A common stock of the Company and 100% of the outstanding Class B common stock of the Company to the holders of record of the common stock of VK/AC at the close of business on the record date for the distribution.

                  (cc) "Special Termination" means a termination of the Grantee's active employment with the Company and the Subsidiaries that employ the Grantee by reason of a termination by such employer Without Cause or a termination due to death, Permanent Disability or Retirement or, in the event that the Grantee is, at the time of such termination, party to an effective employment agreement with the Company or any Subsidiary, dated as of the date hereof, by the Grantee for "good reason," as defined in such employment agreement.

                  (dd) "Subsidiary" means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

                  (ee) "Target Date" means, with respect to Performance Options granted hereunder, the third anniversary of the Grant Date.

                  2. Confirmation of Grant; Option Price. The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of (a) the Initial Value Options, at an option exercise price of $100.00 per share, and (b) the Premium Options, at an option exercise price of $143.60 per share. The Options are not intended to be incentive stock options under the U.S. Internal Revenue Code of 1986, as amended. This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan.

                  3.  Exercisability.

                  (a) Service Options. Except as otherwise provided in this Agreement, 50% of the Initial Value Options and 50% of the Premium Options (such Initial Value Options and Premium Options, the "Service Options") shall become available for exercise, subject to the provisions hereof, in 20% installments, with the first installment becoming exercisable on the first anniversary of the date of this Agreement and with an additional 20% becoming exercisable on each of the second, third, fourth and fifth anniversaries of the date of this Agreement, subject in each such case to the Grantee's continued employment with the Company or a Subsidiary until such anniversary date.

                  (b) Performance Options. Except as otherwise provided in this Agreement, the remaining 50% of the Initial Value Options and the remaining 50% of the Premium Options (such remaining Initial Value Options and Premium Options, the "Performance Options") shall become exercisable based on the financial performance of the Company and the Subsidiaries during the period from the Grant Date to the Target Date as follows. Except as otherwise provided in this Agreement, the Applicable Portion of the Performance Options shall become exercisable as of the Target Date, if and only if (i) the Company shall have achieved at least the Minimum EBITDA Target as of such Target Date and (ii) the Grantee shall have been continuously employed by the Company or one of the Subsidiaries from the Grant Date until the Target Date; provided that, if the Grantee's employment is sooner terminated by reason of a Special Termination, then a proportionate share of the Applicable Portion of the Performance Options (such proportionate share to be determined by multiplying (x) the Applicable Portion, if any, determined as of the last day of the calendar quarter ending prior to the date of the Special Termination for which the applicable financial information is available, on the basis of the cumulative EBITDA achieved as of such date, by (y) the product of (A) the number of Performance Options multiplied by (B) a fraction, the numerator of which is equal to the number of days in the period commencing on the Grant Date and ending on the date of the Special Termination and the denominator of which is equal to 1,095) shall become exercisable as of the date of such Special Termination. In the event of the acceleration of the exercisability of any Performance Options by reason of a Special Termination of the Grantee's employment prior to the Target Date, one-half of such accelerated Performance Options shall be Initial

Value Options and the remaining one-half of such accelerated Performance Options shall be Premium Options.

                  Notwithstanding the foregoing provisions of this paragraph
(b), subject to the continuous employment of the Grantee with the Company or one of the Subsidiaries, Performance Options shall become exercisable nine years following the Grant Date, regardless of whether the EBITDA Target has been achieved.

                  (c) Conditions. The Board may accelerate the exercisability of any Option, all Options or any class of Options, at any time and from time to time. Shares eligible for purchase may, subject to the provisions hereof, thereafter be purchased, at any time and from time to time until the date one day prior to the date on which the Options terminate, provided that any such purchase shall be effected pursuant to and subject to the provisions contained in the management stock subscription agreement related to such Shares. Any Options held by the Grantee as of the date of the termination of his active employment with the Company and the Subsidiaries that have not become exercisable on or prior to the date of such termination in accordance with
Section 3(a) or 3(b) shall terminate and be cancelled immediately on such date.

                  4.  Termination of Option.

                  (a) Normal Termination Date. Unless an earlier termination date shall occur as specified in Section 4(b), the Options shall terminate on the tenth anniversary of the date hereof (the "Normal Termination Date").

                  (b) Early Termination. If the Grantee's active employment with the Company and the Subsidiaries that employ the Grantee is voluntarily or involuntarily terminated for any reason whatsoever prior to the Normal Termination Date, any Options that have not become exercisable on or before the effective date of such termination of employment shall terminate on such effective date. Any Options that have become exercisable on or before the effective date of such termination of the Grantee's active employment shall, subject to the provisions of Section 5(c), remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall terminate upon the expiration of such period: (i) if the Grantee's active employment is terminated by reason of a Special Termination, any Options held by the Grantee and then exercisable shall remain exercisable solely until the first anniversary of the Grantee's termination of employment and (ii) if the Grantee's active employment is terminated for any reason other than a Special Termination or for Cause, any then exercisable Options held by such Grantee shall remain exercisable for a period of sixty days after the earlier of (x) the expiration of the Second Purchase Period (as defined in Section 5(c)(i)) and (y) receipt by the Grantee of written notice that the C&D Fund does not intend to exercise its right to purchase pursuant to Section 5(c)(i), provided that in no event shall any Options be or remain exercisable on or after the Normal Termination Date. Notwithstanding anything else contained in this Agreement, if the Grantee's active employment with the Company and Subsidiaries that employ the Grantee is terminated by any such employer for Cause, then all Options (whether or not then exercisable) shall terminate and be cancelled immediately upon such termination. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any of the Subsidiaries, or to interfere with or limit in any way the right of the Company or any of the Subsidiaries to terminate such employment at any time.

                  5. Restrictions on Exercise; Non-Transferability of Option; Repurchase of Option.

                  (a) Restrictions on Exercise. The Options may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options shall have been secured, (ii) unless the purchase of the Shares upon the exercise of the Options shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Shares shall have been registered under such laws, (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied and (iv) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under any of the Financing Agreements (as such term is defined in Section 10). The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i) of the preceding sentence, to satisfy the withholding requirements referred to in clause (iii) of the preceding sentence and, if applicable, to obtain the consent of the parties to the Financing Agreements referred to in clause (iv) of the preceding sentence so as to permit the Options to be exercised.

                  (b) Non-Transferability of Options. The Options may be exercised only by the Grantee or by his estate. The Options are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon his death, provided that the deceased Grantee's beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Grantee.

                  (c) Repurchase of Option on Termination of Employment.

                  (i) Termination of Employment. If the Grantee's active employment with the Company and any direct and indirect subsidiaries of the Company that employ the Grantee is terminated for any reason, the Company shall have an option to purchase all of those Options that have become exercisable on or prior to the effective date of termination of employment (the "Covered Options"), and shall have 60 days from the date of the Grantee's termination (the "First Purchase Period") during which to give notice in writing to the Grantee (or if his employment was terminated by his death, his estate) of its election to exercise or not to exercise such right to purchase all or any of the Covered Options. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such termination to make such election. If the Company fails to give notice that it intends to exercise its right to purchase the Covered Options within the First Purchase Period or the Company has given notice of its exercise of its right to purchase only a portion of the Covered Options, the C&D Fund shall have the right to purchase all or a portion of the Covered Options that will not be purchased by the Company and shall have until the expiration of the earlier of (x) 60 days following the end of the First Purchase Period, or (y) 60 days from the date of receipt by the

         C&D Fund of written notice that the Company does not intend to exercise such right in full (the "Second Purchase Period"), to give notice in writing to the Grantee (or his estate) of the C&D Fund's exercise of its right to purchase all or any of the Covered Options. If the rights to purchase the Covered Options of the Company and the C&D Fund granted in this subsection are not exercised in full as provided herein, the Grantee (or his estate) shall be entitled to retain the Covered Options that will not be so repurchased, subject to all of the provisions of this Agreement.

                  (ii) Purchase Price, etc. All purchases pursuant to this
         Section 5(c) by the Company or the C&D Fund shall be for a purchase price and in the manner prescribed by Sections 5(f), (g), and (h).

                  (d) Notice of Termination. The Company shall give written notice of any termination of the Grantee's active employment with each of the Company and any direct or indirect subsidiaries of the Company that employ the Grantee to the C&D Fund, except that if such termination (if other than as a result of death) is by the Grantee, the Grantee shall give written notice of such termination to the Company and the Company shall give written notice of such termination to the C&D Fund.

                  (e) Public Offering. In the event of a Public Offering, none of the Company or the C&D Fund shall have any rights to purchase the Covered Options pursuant to this Section 5, and this Section 5 shall not apply to a sale as part of a Public Offering or at any time thereafter.

                  (f) Purchase Price. Subject to Section 10(c), the purchase price to be paid to the Grantee (or his estate) for the Covered Option (the "Purchase Price") shall be equal to the excess, if any, of (A) the fair market value of the Shares which may be purchased upon exercise of the Covered Option (the "Fair Market Value") as of the effective date of the termination of employment that gives rise to the right or obligation to repurchase (such effective date, the "Determination Date"), over (B) the aggregate exercise price of the Covered Option. Whenever determination of the Fair Market Value of such Shares is required by this Agreement, such Fair Market Value shall be such amount as is determined in good faith by the Board. In making a determination of Fair Market Value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and the Subsidiaries in recent periods, the potential value of the Company and the Subsidiaries as a whole, the future prospects of the Company and the Subsidiaries and the industries in which they compete, the history and management of the Company and the Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and the Subsidiaries and the Applicable Share Valuation, as defined below. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Shares or the fact that such Shares would represent a minority interest in the Company. For purposes of this Agreement, the term "Applicable Share Valuation" shall mean the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of the last fiscal year of the Company ending prior to the Determination Date, except that, in the case of a Determination Date occurring during the fourth fiscal quarter of any fiscal year of the Company beginning with the fourth quarter of the 1996 fiscal year of the Company, the term "Applicable Share Valuation" shall mean the annual valuation of the Shares performed by an independent valuation firm chosen by the Board as of the last day of such fourth fiscal quarter. Such annual valuations shall be performed as promptly as practicable following the end of each fiscal year of the Company, beginning with the 1996 fiscal year of the Company. The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties hereto. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Purchase Price shall be appropriately adjusted to reflect such subdivision or combination.

                  (g) Closing of Purchase; Payment of Purchase Price. Subject to
Section 10, the closing of a purchase pursuant to this Section 5 shall take place at the principal office of the Company on the tenth business day following the receipt by the Grantee (or his estate) of the C&D Fund's or the Company's notice of exercise of the right to purchase any of the Covered Options pursuant to Section 5(c). At the closing, (i) subject to the proviso below, the Company, shall pay the Purchase Price to the Grantee (or his estate) by delivery of a check for the Purchase Price payable to the order of the Grantee (or his estate) and (ii) the Grantee (or his estate) shall deliver to the Company such instru-ments as the Company may reasonably request signed by the Grantee (or his estate); provided, however, that if the Determination Date occurs during the first or last fiscal quarter of any fiscal year of the Company, the Company may defer the payment of a portion of the Purchase Price until the tenth business day following receipt by the Company of the Applicable Share Valuation (such tenth business day, the "Deferred Payment Date"). In the event of any such deferral, (i) at the closing of the purchase of the Covered Option, the Company shall pay to the Grantee (or his estate) an amount (the "First Installment Amount") equal to 80% of the excess of (A) the Fair Market Value of the Shares which may be purchased upon exercise of the Covered Option, determined pursuant to Section 5(f) hereof on the basis of the most recent available valuation of the Shares, over (B) the aggregate exercise price of the Covered Option, and
(ii) no later than the Deferred Payment Date, the Company shall pay an additional amount to the Grantee (or his estate) equal to the excess, if any, of
(A) the sum of (1) the Purchase Price for the Covered Option and (2) an amount calculated by multiplying the First Installment Amount by a percentage equal to the average annual cost to the Company of its bank indebtedness obligations outstanding during the period that payment of a portion of the Purchase Price is delayed hereunder or, if there are no such obligations outstanding, one percentage point greater than the average annual prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by the Company, over (B) the First Installment Amount.

                  (h) Application of the Purchase Price to Certain Loans. The Grantee agrees that the Company and the C&D Fund shall be entitled to apply any amounts to be paid by the Company or the C&D Fund, as the case may be, to repurchase the Covered Option pursuant to this Section 5 to discharge any indebtedness of the Grantee to the Company or any of its direct or indirect subsidiaries, or indebtedness that is guaranteed by the Company or any of its subsidiaries, including, but not limited to, any indebtedness of the Grantee incurred to purchase any shares of Common Stock.

                  (i) Withholding. Whenever Shares are to be issued pursuant to the Option, the Company may require the recipient of the Shares to remit to the Company an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. In the event any cash is paid to the Grantee or his estate or beneficiary pursuant to this Section 5, the Company shall have the right to withhold an amount from such payment sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a national securities exchange or bid and ask prices for shares of Common Stock are quoted on the NASDAQ National Market System ("NASDAQ") operated by the National Association of Securities Dealers, Inc., the Company may, if requested by the Grantee, withhold Shares to satisfy applicable withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board or the Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  6. Manner of Exercise. To the extent that the Options shall have become and remain exercisable as provided in Section 3 and subject to such reasonable administrative regulations as the Board or the Committee may have adopted, such Options may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given 15 business days prior to the date on which the Grantee will so exercise any of the Options (the "Exercise Date"), specifying the number of Shares with respect to which the Options are being exercised (the "Exercise Shares") and the Exercise Date, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over NASDAQ, notice may be given five business days before the Exercise Date. On or before the Exercise Date, the Company and the Grantee shall enter into a management stock subscription agreement (the "Exercise Management Stock Subscription Agreement") substantially in the form attached to the Plan as Exhibit B, or in such other form as may be agreed upon by the Company and the Grantee. In accordance with the Exercise Management Stock Subscription Agreement, (a) on or before the Exercise Date, the Grantee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalent satisfactory to the Company, and in an amount equal to the aggregate option exercise price for the Exercise Shares and (b) on the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee. If shares of common stock of the Company are listed for trading on a national securities exchange or bid and ask prices for shares of common stock of the Company are quoted over NASDAQ, the Grantee may, in lieu of cash, tender shares of common stock of the Company having a market price on the Exercise Date equal to the aggregate option exercise price for the Exercise Shares or may deliver a combination of cash and shares of common stock of the Company having a market price equal to the difference between such aggregate exercise price and the amount of such cash as payment for the aggregate option exercise price for the Exercise Shares, subject to such rules and regulations as may be adopted by the Board or the Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

                  7.  Grantee's Representations, Warranties and Covenants.

                  (a) Investment Intention. The Grantee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by him solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Options or Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Options or Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the related Exercise Management Stock Subscription Agreement and the Certificate of Incorporation of the Company shall have been complied with or have expired.

                  (b) Legend. The Grantee acknowledges that any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
                  SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A MANAGEMENT STOCK
                  SUBSCRIPTION AGREEMENT, DATED AS OF OCTOBER 8,

                  1996, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN OF THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF AUGUST 31, 1996, AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HERE OF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

                  (c) Securities Law Matters. The Grantee acknowledges receipt of advice from the Company that (i) the Exercise Shares will not be registered under the Securities Act or any state or foreign securities or "blue sky" laws,
(ii) it is not anticipated that there will be any public market for the Exercise Shares, (iii) the Exercise Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Shares unless the Exercise Shares are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available,
(iv) Rule 144 under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make

Rule 144 available, (v) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make information concerning the Company publicly available, (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares and
(ix) a notation shall be made in the appropriate records of the Company indicating that the Exercise Shares are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

                  (d) Compliance with Rule 144. If any of the Exercise Shares are to be disposed of in accordance with Rule 144 under the Securities Act, the Grantee shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

                  (e) Ability to Bear Risk. The Grantee covenants that he will not exercise all or any portion of any of the Options prior to the registration of the Shares under the Securities Act unless (i) the financial situation of the Grantee is such that he can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) he can afford to suffer the complete loss of his investment in the Exercise Shares.

                  (f) Registration; Restrictions on Transfer; Holdback upon Public Offering. In respect of any Exercise Shares purchased upon exercise of any of the Options, the Grantee shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of August 31, 1996, as the same may be amended from time to time, among the Company and certain stockholders of the Company, to the extent set forth therein. The Grantee shall also be subject to the restrictions on transfer contained in the Exercise

Management Stock Subscription Agreement. Further, the Grantee agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale (including a sale under Rule
144) or distribution of any shares of Common Stock (other than as part of such underwritten public offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

                  (g) Section 83(b) Election. The Grantee agrees that, within 20 days after any Exercise Date, he shall give notice to the Company as to whether or not he has made or will make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Exercise Shares purchased on such date, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his receipt of the Exercise Shares or attributable to his making or failing to make such an election.

                  8. Representations and Warranties of the Company. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforce able against the Company in accordance with its terms, and (c) the Exercise Shares, when issued, delivered and paid for, upon exercise of any of the Options in accordance with the terms hereof and the Exercise Management Stock Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.

                  9.  Change in Control.

                  (a) Accelerated Exercisability and Payment. Unless the Board shall otherwise determine in the manner set forth in Section 9(c), in the event of a Change in Control, each Service Option (whether or not then exercisable) and the Applicable Portion of the Performance Options, determined as provided in
Section 9(b) below, shall be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the aggregate exercise price for such Options. Such payment shall be made within 30 days following the closing of the transaction constituting the Change in Control. Subject to Section 9(c) below, all Performance Options then outstanding, other than the Applicable Portion of such Performance Options, shall be canceled and forfeited effective as of the closing of such transaction.

                  (b) Determination of Exercisable Performance Options. For purposes of Section 9(a), the Applicable Portion of the Performance Options that shall be canceled in exchange for the payment described in Section 9(a) shall be determined on the basis of the cumulative EBITDA achieved during the period from the Grant Date to the last day of the calendar quarter ending prior to the date of the consummation of the transaction constituting the Change in Control for which the applicable financial information is available.

                  (c) Alternative Options. Notwithstanding Sections 9(a) and 9(b), no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:

                  (i) provide the Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment;

                  (ii) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

                  (iii) have terms and conditions which provide that in the event that the Grantee suffers an Involuntary Termination within two years following a Change in
                           Control:

                           (1) any conditions on the Grantee's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be; or

                           (2)      the Grantee shall have the right to
                                    surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the Fair Market Value of the common stock subject to the Alternative Option over the price, if any, that the Grantee would be required to pay to exercise such Alternative Option.

                  10.      Certain Restrictions on Repurchases.

                  (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be permitted to repurchase any Covered Options from the Grantee if (i) such repurchase would result in a violation of the terms or provisions of, or result in a default or an event of default under, any financing or security agreement or document entered into in connection with the Spin-off or the operations of the Company or the Subsidiaries from time to time (such agreements and documents, as each may be amended, modified or supplemented from time to time, are referred to herein as the "Financing Agreements"), in each case as the same may be amended, modified or supplemented from time to time, or (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company, or
(iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

                  (b) Delay of Repurchase. In the event that a repurchase by the Company otherwise permitted or required under Section 5(c) is prevented solely by the terms of Section 10(a), (i) such repurchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 5 hereof or in this Section 10) at the first opportunity thereafter when the Company has funds legally available therefor and when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company and (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to shares of Common Stock or options in respect thereof according to priority in time of (A) the effective date of the termination of employment in connection with any repurchase obligation arising pursuant to an exercise of the option of the Company under
Section 5(c)(i) of the applicable management stock option agreements or under the comparable provisions of any applicable management stock subscription agreements, or (B) as to any repurchase obligation arising pursuant to an exercise of any holder's right to require a repurchase under any applicable management stock subscription agreement, the date upon which the Company receives written notice of such exercise, provided that any such repurchase obligations as to which a common date determines priority under clause (A) or
(B) above shall be of equal priority and shall share pro rata in any repurchase payments made pursuant to clause (i) above and provided, further, that any repurchase commitment with respect to shares of Common Stock arising from Permanent Disability, death, Retirement or financial hardship pursuant to any applicable management stock subscription agreement shall have priority over any other repurchase obligation.

                  (c) Purchase Price Adjustment. In the event that a repurchase of any Covered Options from the Grantee is delayed pursuant to this Section 10, the purchase price for such Covered Options when the repurchase of such Covered Options eventually takes place as contemplated by Section 10(b) shall be the sum of (i) the Purchase Price of such Covered Option determined in accordance with Section 5(f) at the time that the repurchase of such Option would have occurred but for the operation of this Section 10, plus (ii) an amount equal to interest on such Purchase Price for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 10 to the date on which such repurchase actually takes place (the "Delay Period") at a rate equal to the weighted average cost of the Company's bank indebtedness obligations outstanding during the Delay Period or, if there are no such obligations outstanding, one percentage point greater than the average prime rate charged during such period by Chase Bank or such other nationally recognized bank designated by the Company.

                  11. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates to him for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

                  12. Capital Adjustments. The number and price of the Shares covered by the Options shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stock holders of the Company, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Options shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Options would have been entitled to receive in connection with such event.

                  13. Miscellaneous.

                  (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the C&D Fund or the Grantee, as the case may be, at the following addresses or to such other address as the Company, the C&D Fund or the Grantee, as the case may be, shall specify by notice to the others:

                  (i)  if to the Company, to it at:

                       c/o McCarthy, Crisanti & Maffei, Inc.
                       One Chase Manhattan Plaza, 37th Floor
                       New York, New York  10005

                       Attention:  General Counsel

                  (ii) if to the Grantee, to the Grantee at the address set
                       forth on the signature page hereof.

                  (iii) if to the C&D Fund, to:

                        The Clayton & Dubilier Private Equity
                           Fund IV Limited Partnership
                        270 Greenwich Avenue
                        Greenwich, Connecticut  06830

                        Attention:  Clayton & Dubilier Associates
                                       IV Limited Partnership,
                                       Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

                  Clayton, Dubilier & Rice, Inc.
                  375 Park Avenue, 18th Floor
                  New York, New York  10152

                  Attention:  Alberto Cribiore

                  and

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022

                  Attention:  Franci J. Blassberg, Esq.

The C&D Fund also shall be given a copy of any notice or other communication between the Grantee and the Company under this Agreement at its address as set forth above.

                  (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Section 5, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                  (c)   Waiver; Amendment.

                  (i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 5 must be consented to by the C&D Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                  (ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Grantee and the Company, provided that any amendment adversely affecting the rights of the C&D Fund hereunder must be consented to by the C&D Fund. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

                  (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties. The C&D Fund may assign from time to time all or any portion of its rights under Section 5 to one or more persons or other entities designated by it.

                  (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

                  (f) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In this Agreement all references to "dollars" or "$" are to United States dollars.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.



                                        MCM GROUP, INC.


                                        By: _________________________________
                                            Name:
                                            Title:


                                        THE GRANTEE:

                                        Name


                                        By: _________________________________
                                            Name:
                                            Attorney-in-fact

                                        Address of the Grantee:

                                        Address

                                    Initial Value Options     Premium Options

Total Number of
Shares of Common
Stock for the
Purchase of Which
Options have Been
Granted:                               Amount 4 Shares

                                                                         ANNEX A




                            [Form of Promissory Note]

                                                                          (Name)



                                 PROMISSORY NOTE


                  FOR VALUE RECEIVED, the undersigned and its successors, assigns, heirs and personal representatives ("Borrower"), hereby unconditionally promises to pay to the order of McCarthy, Crisanti & Maffei, Inc., its successors and assigns ("MCM") at the office of MCM, One Chase Manhattan Plaza, New York, New York 10005, in lawful money of the United States and in immediately available funds, the aggregate principal sum set forth on the signature page hereof, as follows:

                  1. Repayment of Principal. On September 1, 2001, the entire unpaid principal balance of this Note shall be due and payable, together with all interest and other charges due hereunder, unless earlier due and payable by reason of the acceleration of the maturity of this Note.

                  2. Interest. Borrower agrees to pay interest on this Note ("Note"), which interest payment shall be due and payable, quarterly in arrears commencing January 1, 1997 and continuing on the first day of each and every January, April, July and October thereafter while this Note is outstanding at a rate per annum equal to seven percent (7%) (the "Interest Rate").

                  Interest at the Interest Rate shall be calculated by computing a daily amount of interest for a hypothetical year of 360 days, then multiplying such amount by the actual number of days elapsed in an interest calculation period.

                  If any payment which is to be made hereunder is not paid when due, such payment shall bear interest, payable on demand, at a rate per annum equal to the Interest Rate plus 2 percent (2%), but not to exceed the maximum amount permitted by law.

                  If the payment of principal or interest on this Note becomes payable on a Saturday, Sunday or a day on which MCM is to be closed, then such payment shall be extended to the next succeeding business day, and interest on such payment shall be payable at the Interest Rate during such extension.

                  3. Use of Funds. Borrower covenants and agrees that the funds advanced pursuant to this Note shall be used to finance Borrower's purchase of shares of Class C common stock, par value $.01 per share (hereinafter referred to as "Stock"), of MCM Group, Inc., a Delaware corporation

                                                                          (Name)


("MGI"), pursuant to that certain Management Stock Subscription Agreement dated as of the date hereof between Borrower and MGI.

                  4. Voluntary Prepayments. This Note may be prepaid in whole or in part at any time without premium or penalty, but with interest on the amount being prepaid through the date of prepayment, with written notice to MCM received one (1) business day prior to such prepayment specifying the amount of prepayment. Partial prepayments of principal shall be in whole multiples of $1,000.

                  5. Mandatory Prepayment in connection with Sale of Stock. Borrower hereby covenants and agrees that if Borrower shall sell, transfer or otherwise dispose of any shares of Stock (a "Stock Sale") to any person, including, but not limited to, MGI or MCM, or to any of either of their respective successors or assigns, then Borrower shall be obligated to, immediately after Borrower's receipt of the proceeds of such Stock Sale, prepay this Note by the amount equal to the proceeds of such Stock Sale (less any necessary fees, commissions or expenses paid by Borrower in connection therewith), which amount shall be automatically due and payable under this Note on such date. Such prepayment(s) shall be without penalty, but with interest on the amount required to be prepaid through the date of prepayment. Borrower covenants and agrees to notify MCM immediately in writing if Borrower sells, transfers or otherwise disposes of any shares of Stock to any person other than MCM.

                  6. Mandatory Prepayment in connection with Termination Event. In the event a "Termination Event" (as defined below) occurs, MCM may demand prepayment in full of the obligations evidenced by this Note by written notice to Borrower (an "Acceleration Notice"). If MCM sends an Acceleration Notice to Borrower requiring prepayment as set forth above, Borrower shall be required to prepay the outstanding principal balance of this Note in full, together with all unpaid accrued interest and other charges, on (i) if the Termination Date occurs prior to an underwritten public offering of the common stock of MGM led by one or more underwriters, at least one of which is a nationally recognized standing, the first day immediately following the expiration of the periods during which MGI or the Clayton & Dubilier Private Equity Fund IV Limited Partnership may repurchase any shares of Stock or, if applicable, the Borrower may require MGI to repurchase the shares of stock or (ii) in all other events, the date which is ten (10) days after the occurrence of the Termination Event. For purposes of this Note, a "Termination Event" shall be deemed to have

                                                                          (Name)


occurred in the event that Borrower's employment with MCM is terminated for any reason whatsoever.

                  7. Defaults. If any of the following events shall occur: (1) default by Borrower in the payment of any of the obligations or liabilities of Borrower to MCM hereunder; (2) Borrower's failure to make the mandatory prepayment required under paragraph 5 of this Note in the event of a Stock Sale;
(3) Borrower's failure to make the mandatory prepayment required under paragraph 6 of this Note in the event of a Termination Event; or (4) the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by, Borrower; then, at the option of MCM, this Note and all other obligations of Borrower shall become due and payable forthwith, upon declaration to that effect by MCM, without notice to Borrower, anything contained herein or in any other document, instrument or agreement to the contrary notwithstanding. This Note shall become immediately and automatically due and payable, without presentment, demand, protest or notice of any kind, upon the commencement by or against Borrower of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

                  8. Costs. Borrower agrees to pay on demand all reasonable costs and expenses incurred by MCM incidental to or in any way relating to MCM's collection of this Note, enforcement of the obligations of Borrower hereunder or the administration, supervision, preservation or protection of MCM's rights in connection herewith, including, but not limited to, reasonable attorneys' fees and expenses.

                  9. WAIVER OF JURY TRIAL. BORROWER AND MCM HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  10. GOVERNING LAW. THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

                  11. Advice of Counsel. Borrower acknowledges that it has had the opportunity to obtain the advice of counsel of its own choosing in entering into this Note and the transactions contemplated hereby. Borrower is fully aware of the contents of this Note and its legal effect and

                                                                          (Name)


is entering into this Note without threat, coercion, fraud or duress of any kind. Borrower is not relying on any representation, statement, warranty of any party regarding this Note or the transaction contemplated hereby.

                  12. Miscellaneous. Borrower hereby authorizes MCM to date this Note as of the date of the making of the loan evidenced hereby and to complete any blank space herein according to the terms upon which said loan was granted.

                  13. Counter-Claims, Set-Off. Borrower waives the right to interpose any counterclaim or set-off of any kind in any litigation relating to this Note or the transaction contemplated hereby.

                  14. Assignment. This Note shall be assignable in full or in part by MCM without the consent of Borrower. No obligation or rights of Borrower hereunder can be assigned or transferred without the prior written consent of MCM.

                  15. No Waiver; Cumulative Remedies. No failure on the part of MCM to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as waiver thereof, nor shall any single or partial exercise by MCM of any right, remedy or power hereunder preclude any other or future exercises of any other right, remedy or power.

                  Each and every right, remedy and power hereby granted to MCM or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by MCM from time to time.

                  16. Severability. Every provision of this Note is intended to be severable; if any term or provision of this Note shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

                  17. Headings. The section headings in this Note are for convenience only and are not intended to effect the construction of the provisions of this Note.

                                                                          (Name)


                  18. ENTIRE AGREEMENT. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  Principal Amount of Loan:  $______________


                  Social Security of Borrower: ___ __ ____


WITNESS                                            BORROWER



By:__________________                              _____________________________
   Name                                            (Name)



_____________________                              _____________________________
Date                                               Date


                                                   ADDRESS OF BORROWER

                                                   (Address)